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                                    PROXY

                    [CONCENTRIC NETWORK CORPORATION LOGO]

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 15, 2000

The undersigned hereby appoints Henry R. Nothhaft and Michael F. Anthofer, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Concentric Network Corporation that the undersigned would be entitled to cast if personally present at the special meeting of stockholders of Concentric to be held on June 15, 2000 and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER PROPOSAL. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Your vote is important. Failure to sign and return this proxy, or attend the special meeting and vote by ballot, will have the same effect as a vote against the merger proposal.

SEE REVERSE SIDE
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                                                                                                Please mark your votes
                                                                                                as indicated in this example: [ X ]
1. To adopt the Amended and Restated Agreement and Plan of Merger and Share                      FOR        AGAINST     ABSTAIN
   Exchange Agreement, dated as of May 10, 2000, by and among Concentric Network                 [ ]         [ ]          [ ]
   Corporation, NEXTLINK Communications, Inc., Eagle River Investments, L.L.C.,
   Craig D. McGaw and NM Acquisition Corp., and approve the acquisition of
   Concentric Network Corporation by NEXTLINK Communications, Inc. by means of a merger of Concentric Network Corporation and NEXTLINK Communications, Inc., with and into NM Acquisition Corp. The Agreement and Plan of Merger and Share
   Exchange Agreement is attached to the accompanying Prospectus/Proxy Statement as
   Annex A.


____________________________________________________ Date ______________________
Signature(s)

Note: Please date, sign exactly as your name appears on the form and mail this proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are jointly held, both owners must sign.

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YOUR VOTE IS IMPORTANT!


            Please mark, sign and date your proxy card and return it in the postage-paid envelope we've provided.


THANK YOU FOR VOTING.